Exhibit 99.1

CHRYSLER GROUP REPORTS FIRST-QUARTER 2014 NET LOSS OF $690 MILLION INCLUDING $1.2 BILLION OF UNFAVORABLE INFREQUENT ITEMS; EXCLUDING INFREQUENT ITEMS, ADJUSTED NET INCOME WAS

$486 MILLION

MODIFIED OPERATING PROFIT WAS $586 MILLION, UP 35 PERCENT FROM THE PRIOR YEAR FREE CASH FLOW WAS $919 MILLION

•	Chrysler Group reported a first-quarter net loss of $690 million, including a $504 million non-cash loss on extinguishment of debt related to the prepayment of the VEBA Trust Note and a $672 million charge ($499 million non-cash in 2014) related to the January 2014 memorandum of understanding signed with the UAW

•	Adjusted Net Income(a) for the quarter, excluding the above infrequent items, was $486 million, up from $166 million a year ago

•	Net revenue for the quarter was $19 billion, up 23 percent from a year ago

•	Modified Operating Profit(b) grew 35 percent to $586 million for the quarter, up from $435 million a year earlier

•	Free Cash Flow(e) for the first quarter was $919 million, compared with $449 million a year ago; Cash(d) as of March 31, 2014, was $12.4 billion

•	Net Industrial Debt(f) at quarter end was $551 million compared with $619 million at March 31, 2013, and Net Industrial Cash of $1 billion at Dec. 31, 2013

•	Worldwide vehicle shipments were 668,000 for the quarter, up 16 percent from 574,000 a year ago

•	Worldwide vehicle sales for the first quarter were 621,000, up 10 percent from a year ago, driven primarily by a 19 percent increase in U.S. retail sales

•	U.S. market share was 12.5 percent for the first quarter, compared with 11.4 percent a year ago; market share in Canada was 16.6 percent for the quarter, up from 16 percent a year ago

AUBURN HILLS, Mich., May 12, 2014 – Chrysler Group LLC today reported preliminary first-quarter 2014 financial results. The Company recorded a net loss of $690 million for the quarter, reflecting the unfavorable effects of two significant infrequent items. Excluding the infrequent items, Adjusted Net Income for the first quarter was $486 million, up from $166 million a year ago.

Infrequent items of $1.2 billion in the first quarter included a $504 million non-cash loss on extinguishment of debt related to the prepayment of the UAW Retiree Medical Benefits Trust Note (VEBA Trust Note), and a $672 million charge for commitments associated with the January memorandum of understanding (MOU) signed with the UAW in which the union made commitments to continue to support Chrysler Group’s World Class Manufacturing (WCM) programs and actively assist in the achievement of the Company’s long-term business plan.

CHRYSLER GROUP LLC

($Mils)	Q1 2014	Q1 2013	Q1 2014 B/(W) Q1 2013
Net Revenue	18,990	15,385	3,605

Modified Operating Profit	586	435	151

Modified EBITDA	1,282	1,049	233

Net (Loss) Income	(690)	166	(856)
Add: Loss on Extinguishment of Debt	504	—	504
Charge for MOU with the UAW	672	—	672

Adjusted Net Income	486	166	320

Cash	12,363	11,874	489

Note –	Refer to the Non-U.S. GAAP Financial Measures and Other Items section of this release for information regarding non-GAAP financial measures

1 | Page

Net revenue was $19 billion for the quarter, up 23 percent from $15.4 billion in the prior-year period, primarily driven by an increase in vehicle shipments, including Ram pickup trucks and the all-new Jeep Cherokee.

Modified Operating Profit was $586 million in the first quarter, or 3.1 percent of net revenue, up from $435 million reported in the prior-year period. The 35 percent increase was primarily due to higher shipments and improved mix, partially offset by increased vehicle costs due to vehicle content enhancements; higher advertising costs; higher depreciation and amortization costs due to new product launches; and foreign exchange effects, including the devaluation of the Venezuelan bolivar, which accounted for a charge of $129 million in the first quarter of 2014 compared with a devaluation charge of $78 million in the first quarter of 2013.

Modified EBITDA(c) was $1.3 billion for the quarter, or 6.8 percent of net revenue, up 22 percent compared with $1 billion a year earlier.

Cash as of March 31, 2014, was $12.4 billion compared with $13.3 billion as of Dec. 31, 2013, and $11.9 billion on March 31, 2013. Total available liquidity as of March 31, 2014, was $13.7 billion, including $1.3 billion available under an undrawn committed revolving credit facility. The decrease in the Company’s liquidity from Dec. 31, 2013, reflects the payment of a $1.9 billion special distribution to the Company’s members in January 2014, partially offset by $919 million in first-quarter Free Cash Flow.

Financial liabilities at March 31, 2014, totaled $12.9 billion, up from $12.3 billion as of Dec. 31, 2013, and $12.5 billion as of March 31, 2013, primarily due to the issuance of new debt to facilitate the prepayment of the VEBA Trust Note. Net Industrial Debt(f) was $551 million at the end of the quarter, compared with $619 million at March 31, 2013, and Net Industrial Cash of $1 billion at Dec. 31, 2013. Interest expense for the first quarter was $225 million, compared with $263 million in the prior-year period.

Worldwide vehicle shipments were 668,000 for the quarter, including 11,000 contract manufactured vehicles, an increase of 16 percent from the first quarter of 2013, when the Company shipped 574,000 vehicles, including 12,000 contract manufactured vehicles. The Jeep Cherokee, our all-new mid-size SUV, was a strong contributor to results, with worldwide shipments of 62,000 in its first full quarter of sales.

Worldwide vehicle sales were 621,000 for the first quarter, up 10 percent from 563,000 sold in the first quarter of 2013, driven largely by a 19 percent increase in the Company’s U.S. retail sales. U.S. fleet sales as a percentage of total U.S. sales were down from 28 percent in the first quarter of 2013 to 23 percent in the first quarter this year.

Chrysler Group’s U.S. market share was 12.5 percent for the quarter, up from 11.4 percent a year ago; market share in Canada was 16.6 percent, up from 16 percent in the year-ago period.

U.S. dealers’ days’ supply of inventory at the end of March 2014 was 71 days, compared with 79 days at the end of December 2013, and 66 days at the end of March 2013.

International vehicle sales (outside North America) for the year increased 18 percent from the first quarter of 2013, to 79,000, including 14,000 vehicles manufactured by Chrysler Group and sold by Fiat S.p.A.

2 | Page

Full-Year 2014 Guidance

The targets for the full year 2014 are confirmed as follows:

•	Worldwide vehicle shipments of ~2.8 million

•	Net revenue of ~$80 billion

•	Modified Operating Profit of $3.7-$4.0 billion

•	Adjusted Net income of $2.3-$2.5 billion

•	Free Cash Flow of $0.5-$1.0 billion

Significant Corporate Events in the First Quarter of 2014

March 14: Chrysler Group announced that 800 jobs were added at the Sterling Heights Assembly Plant (Mich.) to support production of the all-new 2015 Chrysler 200.

Feb. 7: Chrysler Group completed a $5 billion debt offering and prepaid all amounts outstanding, of approximately $5 billion, on the senior unsecured VEBA Trust Note issued on June 10, 2009.

Jan. 21: Chrysler Group and the UAW entered into a MOU to supplement Chrysler Group’s existing collective bargaining agreement, which provides for a specific commitment from the UAW to support the implementation of Chrysler Group’s WCM programs throughout the Company’s manufacturing facilities, to facilitate benchmarking across all the Company’s manufacturing plants and actively assist in the achievement of the Company’s long-term business plan. Under the agreement, Chrysler Group will make payments to the UAW Retiree Medical Benefits Trust (the “VEBA Trust”) of an aggregate amount of $700 million in four equal annual installments. The Company made the first payment contemporaneously with the closing of the transaction on this date between the VEBA Trust and Fiat in which Chrysler Group became a wholly owned subsidiary of Fiat. Additionally, Chrysler Group paid a special distribution to its members in an aggregate amount of $1.9 billion.

Product News

•	Edmunds.com named the 2014 Ram 1500 and 2014 Ram 2500 “Top Rated Vehicles for 2014”; additionally Edmunds.com included among its “2014 Most Popular on Edmunds.com” the Dodge Grand Caravan in the Minivan category, the Dodge Durango in the Large Traditional SUV category, and the Jeep Grand Cherokee in the Midsize Traditional SUV category

•	U.S. News & World Report included the 2014 Jeep Grand Cherokee on its list of the 2014 Best Cars for Families

•	Fast Company named the Dodge Brand “One of the World’s 50 Most Innovative Companies”

•	Strategic Vision named the Jeep Grand Cherokee; Ram 1500 and 2500; and Dodge Charger, Challenger, Dart and Durango among its “Most Loved Vehicles in America”

•	The Dodge Dart was awarded The Car Book’s “2014 Best Bets” distinction and named Connected World Magazine’s “2014 Connected Car of the Year – Small Connected Vehicle category”

•	MotorWeek awarded its Drivers’ Choice Awards for Best Small Utility and Best Pickup Truck to the Jeep Grand Cherokee and Ram 1500, respectively

•	Autobytel.com named the Jeep Grand Cherokee “SUV of the Year” and the Ram 1500 “Pickup Truck of the Year”

3 | Page

•	IHS Automotive presented the Chrysler Town & Country, Jeep Grand Cherokee, Jeep Wrangler, Dodge Challenger and Fiat 500 with “Polk Automotive Loyalty Awards”

•	WardsAuto named the 2015 Chrysler 200 and 2014 Jeep Cherokee to Ward’s “10 Best Interiors List” for 2014

•	The 2014 Ram 1500 was named a “2014 AUTOMOBILE Magazine All-Star” for the second year in a row

Additional Information

Chrysler Group’s preliminary first-quarter 2014 financial results will be presented during an analyst and investor conference call at 9:30 a.m. Eastern Daylight Time on May 12, 2014, on a stand-alone basis prepared in accordance with U.S. GAAP, and will be available at www.chryslergroupllc.com. A recording of the call will be posted on the same Chrysler Group website approximately 90 minutes after the conclusion of the call. In addition, the Company’s parent, Fiat S.p.A. presented its preliminary first-quarter 2014 financial results on May 6, 2014. Fiat S.p.A. included certain preliminary Chrysler Group financial results prepared in accordance with IFRS in its earnings release on a consolidated basis, which is available on the Investor Relations tab of the Fiat S.p.A. website, http://www.fiatspa.com/en-US/investor relations/investors/Pages/investors.aspx.

The Company intends to publish financial statements for the quarter ended March 31, 2014, prepared in accordance with U.S. GAAP, on May 13, 2014, when it files its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission (SEC).

Non-U.S. GAAP Financial Measures and Other Items

(a)	Adjusted Net Income (Loss) is defined as net income (loss) excluding the impact of items that we consider infrequent items. The reconciliation of net income to Adjusted Net Income, Modified Operating Profit (defined below) and Modified EBITDA (defined below) for the three months ended March 31, 2014, and March 31, 2013, is detailed in Table 1 of the attachment to the press release.

(b)	Modified Operating Profit (Loss) is computed starting with net income (loss), and then adjusting the amount to (i) add back income tax expense and exclude income tax benefits, (ii) add back net interest expense, (iii) add back (exclude) all pension, other postretirement benefit (OPEB) and other employee benefit costs (gains) other than service costs, (iv) add back restructuring expense and exclude restructuring income, (v) add back other financial expense, (vi) add back losses and exclude gains due to cumulative change in accounting principles and (vii) add back certain other costs, charges and expenses, which include the impact of infrequent items factored into the calculation of Adjusted Net Income (Loss). The reconciliation of net income to Adjusted Net Income, Modified Operating Profit and Modified EBITDA (defined below) for the three months ended March 31, 2014, and March 31, 2013, is detailed in Table 1 of the attachment to the press release.

(c)	Modified EBITDA is computed starting with net income (loss) adjusted to Modified Operating Profit (Loss) as described above, and then adding back depreciation and amortization expense (excluding depreciation and amortization expense for vehicles held for lease). The reconciliation of net income to Adjusted Net Income, Modified Operating Profit and Modified EBITDA for the three months ended March 31, 2014, and 2013, is detailed in Table 1 of the attachment to the press release.

4 | Page

(d)	Cash is defined as cash and cash equivalents.

(e)	Free Cash Flow is defined as cash flows from operating and investing activities, excluding any debt-related investing activities. A reconciliation of net cash provided by (used in) operating and investing activities to Free Cash Flow for the three months ended March 31, 2014, and March 31, 2013, is detailed in Table 2 of the attachment to the press release.

(f)	Net Industrial Cash (Debt) is defined as Cash less financial liabilities. A reconciliation of Cash to Net Industrial Cash (Debt) at March 31, 2014, Dec. 31, 2013, and March 31, 2013, is detailed in Table 3 of the attachment to the press release.

Forward-Looking Statements

This document contains forward-looking statements that reflect management’s current views with respect to future events. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. Such statements are subject to risks and uncertainties, including, but not limited to: successful vehicle launches; industry SAAR levels; economic conditions, especially in North America, including unemployment levels and the availability of affordably priced financing for our dealers and consumers; introduction of competing products and competitive pressures which may limit our ability to reduce sales incentives; supply disruptions resulting from natural disasters and other events impacting our supply chain; and our dependence on our parent, Fiat S.p.A. In addition, any projections or targets on future performance are based on the assumption that the Company maintains its status as a partnership for U.S. federal and state income tax purposes and do not consider the impact of a potential conversion of the Company into a corporate tax paying entity. If any of these or other risks and uncertainties occur, or if the assumptions underlying any of these statements prove incorrect, then actual results may be materially different from those expressed or implied by such statements. We do not intend or assume any obligation to update any forward-looking statement, which speaks only as of the date on which it is made. Further details of potential risks that may affect Chrysler Group are described in Chrysler Group LLC’s periodic reports filed with the SEC.

About Chrysler Group LLC

Chrysler Group LLC, formed in 2009 to establish a global strategic alliance with Fiat S.p.A., produces Chrysler, Jeep, Dodge, Ram, SRT, and FIAT vehicles and Mopar products. With the resources, technology and worldwide distribution network required to compete on a global scale, the alliance builds on Chrysler Group’s culture of innovation, first established by Walter P. Chrysler in 1925, and Fiat’s complementary technology that dates back to its founding in 1899. Chrysler Group LLC became a wholly-owned subsidiary of Fiat on January 21, 2014.

Headquartered in Auburn Hills, Mich., Chrysler Group’s product lineup features some of the world’s most recognizable vehicles, including the Chrysler 300 and Town & Country, Jeep Grand Cherokee, Dodge Dart, Ram 1500, SRT Viper and Fiat 500. Fiat contributes world-class technology, platforms and powertrains for small- and medium-size cars, allowing Chrysler Group to offer an expanded product line including environmentally friendly vehicles.

5 | Page

Contacts:

Media Inquiries		Investor Relations

Gualberto Ranieri 248.512.2226	Shawn Morgan 248.512.2692	Tim Krause 248.512.2923

# # #

6 | Page

Attachment

These financial results are presented on a preliminary basis and will be superseded by the financial results included in Chrysler Group’s Quarterly Report on Form 10-Q to be filed with the SEC for the quarter ended March 31, 2014.

Table 1: Reconciliation of Net Income (Loss) to Adjusted Net Income, Modified Operating Profit and Modified EBITDA

CHRYSLER GROUP LLC

($Mils)	Q1 2014	Q1 2013	Q1 2014 B/(W) Q1 2013
Net (Loss) Income	(690)	166	(856)

Add:
Loss on Extinguishment of Debt	504	—	504
Charge for MOU with the UAW	672	—	672

Adjusted Net Income	486	166	320

Add (Deduct):
Income Tax (Benefit) Expense	(115)	32	(147)

Net Interest Expense	213	251	(38)

Other Employee Benefit Gains \1	(8)	(12)	4

Restructuring Expense (Income), Net & Other	10	(2)	12

Modified Operating Profit	586	435	151

Add:
Depreciation and Amortization Expense \2	696	614	82

Modified EBITDA	1,282	1,049	233

\1	Includes interest cost, expected return on plan assets and amortization of unrecognized losses
\2	Excludes depreciation and amortization expense for vehicles held for lease

Table 2: Reconciliation of Net Cash Provided By (Used In) Operating and Investing Activities to Free Cash Flow

CHRYSLER GROUP LLC

($Mils)	Q1 2014	Q1 2013	Q1 2014 B/(W) Q1 2013
Net Cash Provided By Operating Activities	1,623	1,210	413

Net Cash Used In Investing Activities	(704)	(761)	57

Free Cash Flow	919	449	470

Table 3: Reconciliation of Cash to Net Industrial Cash (Debt)

CHRYSLER GROUP LLC

($Mils)	Mar 31, 2014	Dec 31, 2013	Mar 31, 2013
Cash	12,363	13,344	11,874

Less: Financial Liabilities	(12,914)	(12,301)	(12,493)

Net Industrial (Debt) Cash	(551)	1,043	(619)

7 | Page